EXHIBIT 10.2


                              DATED 16 APRIL, 1999



                       GLYNWED PROPERTY MANAGEMENT LIMITED


                           GLYNWED PROPERTIES LIMITED


                           NIAGARA LASALLE (UK) LIMITED


                               NIAGARA CORPORATION


                                       AND


                            GLYNWED INTERNATIONAL PLC


                       ________________________________

                               PROPERTY AGREEMENT
                       ________________________________




                                 ALLEN & OVERY
                                     London
                                 PY:366917.10




                                TABLE OF CONTENTS

                                                                       PAGE
 CLAUSE

 1.   Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
 2.   Sale ND Letting Of  Properties . . . . . . . . . . . . . . . . . . . 6
 3.   Completion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
 4.   Announcements  . . . . . . . . . . . . . . . . . . . . . . . . . .  11
 5.   Value Added Tax  . . . . . . . . . . . . . . . . . . . . . . . . .  11
 6.   Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
 7.   Guarantor's Guarantee  . . . . . . . . . . . . . . . . . . . . . .  15
 8.   Niagara's Guarantee  . . . . . . . . . . . . . . . . . . . . . . .  16
 9.   Further Assurance  . . . . . . . . . . . . . . . . . . . . . . . .  17
 10.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
 11.  General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
 12.  Whole Agreement  . . . . . . . . . . . . . . . . . . . . . . . . .  20
 13.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . .  21
 14.  Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

 SCHEDULE

 PROPERTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22



 AGREEMENT is made on 16 April, 1999

 BETWEEN:


 (1) GLYNWED PROPERTY MANAGEMENT LIMITED (registered number 842868) whose registered office is at Headland House, New Coventry Road, Sheldon, Birmingham B26 3AZ ("Glynwed Property");

 (2) GLYNWED PROPERTIES LIMITED (registered number 254047) whose registered office is at Headland House, New Coventry Road, Sheldon, Birmingham B26 3AZ ("GPL");

 (3) NIAGARA LASALLE (UK) LIMITED (registered number 3725308) whose registered office is at 1st Floor, Bouverie House, 154 Fleet Street, London, EC4A 2DQ (the "PURCHASER");

 (4) NIAGARA CORPORATION, a corporation organised and existing under the laws of the State of Delaware, whose principal office is at 667 Madison Avenue, New York 10021 USA ("NIAGARA"); and

 (5) GLYNWED INTERNATIONAL PLC (registered number 354715) whose registered office is also at Headland House (the"GUARANTOR").

 WHEREAS:

 (A) Glynwed Steels Limited ("STEELS") carries on the Business (as defined below) at the Properties (as defined below).

 (B) Steels wishes to sell and the Purchaser wishes to purchase the goodwill and certain assets of the Business, GPL and the Purchaser wish to enter into leases of certain Properties and the relevant Seller (as defined below) wishes to sell and the Purchaser wishes to purchase certain other Properties with a view to the Purchaser carrying on the Business as a going concern in succession to Steels on the terms set out in the Sale of Business Agreement (as defined below).

 (C) The parties to the Sale of Business Agreement have entered into that agreement at the same time as entering into this agreement.

 (D) The Guarantor is the ultimate holding company of the Sellers' Group (as defined below) and has agreed to guarantee the obligations of the Sellers under this agreement and Niagara is the ultimate holding company of the Purchaser's Group (as defined below) and has agreed to guarantee the obligations of the Purchaser under this agreement.

 IT IS AGREED as follows:

 1.   INTERPRETATION

 (1)  In this agreement:

      "Actual Completion" means, in relation to any Short Leasehold Property the Property Transfer of which is not completed at Completion or any Property comprising both Freehold and Long Leasehold Property the Property Lease of which is not completed at Completion, the date of actual completion of that Property Transfer or Property Lease in accordance with Schedule 1;

      "Agreed Form" means, in relation to any document, the form of that document which has been initialled for the purpose of identification by the Sellers' Solicitors and the Purchaser's Solicitors;

      "Business" means the various vertically integrated steel bar businesses of Steels comprising production of hot rolled and cold finished bars, stock holding and distribution carried on under the names "Ductile Hot Mill", "Dudley Port Rolling Mills", "GB Steel Bar", "George Gadd & Company", "Longmore Brothers", "Macreadys", "Midland Engineering Steels" and "W. Wesson";

      "Business Day" means a day (other than a Saturday or Sunday) on which banks are generally open for normal business in London;

      "Completion" means completion of the sale and purchase of the assets in accordance with the Sale of Business Agreement;

      "Consent" means:

      (a) in relation to a Short Leasehold Property, the consent of the Landlord and any superior landlord to the assignment or transfer of that Short Leasehold Property to the Purchaser; and

      (b) in relation to any Long Leasehold Property, the consent of the Landlord and any superior landlord to the inclusion of that Property in a Property Lease;

      "Covenants" means, in relation to a Property, the covenants affecting the Property, including, without limitation, all covenants referred to in the property register and the charges register of the title to the Property where the title is registered;

      "Eagle Lease Agreement" means the agreement for the grant of the Eagle Lease;

      "Eagle Lease" means the lease to be granted to the Purchaser of the Eagle Site in the Agreed Form;

      "Eagle Side Deed" means the side deed relating to the Eagle Lease in Agreed Form;

      "Eagle Site" means Unit 6-8 Eagle Industrial Estate, Bagnall Street,
      Tipton;

      "Effective Time" means the close of business on the date of Completion;

      "Freehold Properties" means the freehold properties shortly described in PartI of Schedule1 and "Freehold Property" means any one of them;

      "holding company" means a holding company for the purposes of the Companies Act 1985;

      "Landlord" means, in relation to a Short Leasehold Property, or a Long Leasehold Property, the person entitled to the reversion immediately expectant on the determination of the term granted by the Lease;

      "Lease" means, in relation to a Leasehold Property, the lease under which it is held and includes every deed varying the lease and every licence granted under the lease;

      "Lease Obligations" means, in relation to a Leasehold Property, the covenants by the tenant and the conditions contained in the Lease;

      "Lease Renewal Deed" means a deed in the Agreed Form supplemental to each Property Lease other than those for each of the Shared Sites;

      "Leasehold Properties" means the leasehold properties shortly described in PartII of Schedule1 and "Leasehold Property" means any one of them;

      "Leasehold Property Completion" means, in relation to each Short Leasehold Property to which paragraph8 of Part IV of Schedule 1 applies, the date for completion of the sale and purchase of that Short Leasehold Property as provided for in that paragraph and, in relation to each Freehold Property and Long Leasehold Property to which paragraph 2 of Part VI of Schedule 1 applies, the date for completion of the lease or underlease of that Freehold Property and Long Leasehold Property as provided for in that paragraph;

      "Long Leasehold Properties" means the leasehold properties shortly described in Section A of Part II of Schedule 1 and "LONG LEASEHOLD PROPERTY" means any of them;

      "Option Deed" means the deed in the Agreed Form pursuant to which the relevant Seller grants the Purchaser a right to acquire each Freehold Property and Long Leasehold Property (other than the Shared Sites) for a period of ten years from the date of Completion at the price specified in Schedule 1 and otherwise on the terms specified in the Option Deed;

      "Properties" means the Freehold Properties and the Leasehold Properties and "PROPERTY" means any of them and includes every part of each of them;

      "Property Lease" means the lease or underlease of the relevant Freehold Property or Long Leasehold Property in the Agreed Form (including the Shared Site Leases) to be granted to the Purchaser in accordance with clause 2(3) and, for the avoidance of doubt, there is an Agreed Form of Property Lease with a schedule of agreed variations for specific properties attached except there are two separate agreed forms of Property Lease for Paynes Lane (Property 5, Part I, Schedule
      1);

      "Property Transfer" means the assignment of the relevant Short Leasehold Property to the Purchaser in the Agreed Form;

      "Purchaser's Group" means Niagara and its subsidiaries at the relevant time;

      "Purchaser's Solicitors" means Paisner & Co of Bouverie House, 154 Fleet Street, London EC4A 2DQ;

      "Rents" means, in relation to a Leasehold Property, the rents (including further or additional rents) reserved by the Lease;

      "RIGHTS" means, in relation to a Property, the rights of third parties affecting the Property, including, without limitation, the rights specified in the property register and the charges register of the title to the Property, where the title is registered but does not include rights arising under a mortgage or charge;

      "Sale of Business Agreement" means an agreement for the sale and purchase of the goodwill and certain assets of the Business dated the same date as this agreement and made between Glynwed Steels Limited
      (1) Glynwed International plc (2) the Purchaser (3) Niagara(4);

      "Schedules of Condition" means a schedule of condition in photographic form prepared by the Sellers at the joint cost of the Sellers and the Purchaser and approved in writing by the Purchaser (such approval not to be unreasonably withheld) evidencing the state and condition of each of the Freehold Properties and the Long Leasehold Properties as at the date of Completion;

      "Sellers" means Glynwed Property and GPL and "Seller" means any one of them as relevant;

      "Sellers' Group" means the Guarantor and its subsidiaries at the relevant time;

      "Sellers' Solicitors" means Allen & Overy of One New Change,
      LondonEC4M 9QQ;

      "Shared Sites" means Jubilee Works (Property 6, Schedule 1, Part I and Property 1, Part II, Section A, Schedule 1) and Planetary Works (Property 7, Part I, Schedule 1);

      "Shared Site Leases" means the Property Leases in Agreed Form relating to the Shared Sites;

      "Short Leasehold Properties" means the leasehold properties shortly described in Section B of Part II of Schedule 1 and "SHORT LEASEHOLD PROPERTY" means any one of them;

      "Side Deeds" means the Side Deeds in Agreed Form relating to Property Leases and for the avoidance of doubt there is a different Agreed Form for the Shared Sites;

      "subsidiary" means a subsidiary for the purposes of the Companies
      Act1985;

      "Term" means a term of 10 years from but not including the date of Completion; and

      "VAT" means value added tax.

 (2) In this agreement any reference, express or implied, to an enactment includes references to:

      (a) that enactment as re-enacted, amended, extended or applied by or under any other enactment;

      (b) any enactment which that enactment re-enacts (with or without modification); and

      (c) subordinate legislation made under that enactment, as re-enacted, amended, extended or applied as described in paragraph (a) above, or under any enactment referred to in paragraph (b) above,

      provided that the foregoing shall not operate to increase or alter the liability of any of the parties.

 (3) Words denoting persons shall include bodies corporate and unincorporated associations of persons.

 (4) Subclauses (1) to (3) above apply unless the contrary intention appears.

 (5)  The headings in this agreement do not affect its interpretation.

 2.   SALE ND LETTING OF PROPERTIES

 (1) Each Seller shall sell, and the Purchaser shall purchase, the Short Leasehold Properties owned by it with effect from the Effective Time with a view to the Purchaser carrying on the Business from that time as a going concern in succession to Steels.

 (2) The Short Leasehold Properties shall be sold on and subject to the special conditions contained in PartIV of Schedule1 and the additional special conditions contained in Part V of Schedule 1.

 (3) GPL shall procure the grant, by the legal estate owner of each Freehold Property and Long Leasehold Property and shall itself confirm the grant of, and the Purchaser shall accept a separate lease of each of the Freehold Properties (including the part of that Property which is a Long Leasehold Property (if any) as identified in Section A of
      Part II of Schedule 1) for the Term at an annual commencing rent of:

      (a)  a peppercorn (if demanded) for the first two years of the term;

      (b) the sum specified for that Property under the column headed "Rent A" as set out in Part 1 and Section A of Part II of Schedule 1 for the period from the end of year 2 of the Term to the end of year 6; and

      (c) the sum specified for that Property as set out under the column headed "Rent B" in Part 1 and Section A of Part II of Schedule 1 for the period from and including the beginning of year 7 until the end of year 10 of the Term;

      and otherwise in the Agreed Form (which, in the case of the Shared Sites, will be the form of the Shared Site Leases) and on and subject to the special conditions contained in Part VI of Schedule 1.

 (4) GPL shall grant, and shall procure that the legal estate owner of each Freehold Property and Long Leasehold Property shall confirm the grant of, and the Purchaser shall accept and enter into the Lease Renewal Deed and the Option Deed and the Side Deed on the same date on which the corresponding Property Lease is completed.

 (5) The Seller shall sell and the Purchaser shall purchase such right, title and interest (if any) as the Seller has in the property known as 7 Quay Road, Quay Road Industrial Estate, Rutherglen, Glasgow the Deed of Assignation for which is in Agreed Form.

 (6) If any member of the Seller's Group completes the grant to it of the Eagle Lease as Tenant prior to that Lease being granted to the Purchaser pursuant to the Eagle Lease Agreement then the Eagle Lease Agreement will cease to have effect and this agreement will apply to the Eagle Lease as if it constitutes a Short Leasehold Property but with effect from the date of grant of the Eagle Lease to such member of the Seller's Group (and if that member is not a party to this agreement the Seller shall procure the sale of the Eagle Lease by that member in accordance with this agreement) save that there is to be no Option Deed Lease Renewal Deed or Side Deed (except for the Eagle Side Deed) in relation to the Eagle Site and the Seller shall procure that landlord's consent to the assignment shall be available at Completion.

 (7) On completion of the grant of the Eagle Lease under the Eagle Lease Agreement or, if applicable assignment of the Eagle Lease if sub-clause (6) above applies, the Sellers will procure the delivery to the Purchaser of the Eagle Side Deed and the Purchaser shall execute and deliver to GPL a counterpart of the Eagle Side Deed.

 3.   COMPLETION

 (1) Completion shall take place at the offices of the Sellers' Solicitors and at the same time as completion of the Sale of Business Agreement. Completion of this agreement is conditional on the completion of the Sale of Business Agreement. No party to this agreement shall be obliged to complete this agreement unless the Sale of Business Agreement is completed at the same time as completion of this agreement takes place.

 (2) On Completion the relevant Seller shall let the Purchaser into occupation of the Properties;

 (3) On Completion (or on Actual Completion under the terms of Schedule 1 if applicable) GPL shall cause to be delivered to the Purchaser in respect of each of the Freehold Properties and Long Leasehold
      Properties:

           (i) an original of the Property Lease and (except in relation to Shared Sites) the Lease Renewal Deed each in the Agreed Form executed by GPL and by the legal owner;

           (ii) (except in relation to the Shared Sites) an original of the Option Deed together with a signed notice in accordance with
                Schedule 2 of the Option Deed;

           (iii) the relevant Side Deed;

           (iv) a Schedule of Condition (if prepared);

           (v) in the case of a Long Leasehold Property the licence permitting the relevant Property Lease

      (c) the Purchaser shall execute and deliver to GPL in respect of each of the Freehold Properties and the Long Leasehold Properties:

           (i) a counterpart of the Property Lease and (where relevant) the Lease Renewal Deed executed by the Purchaser and Niagara;

           (ii) (where relevant) a counterpart of the Option Deed;

           (iii) a Schedule of Condition (if prepared);

           (iv) a counterpart of the Side Deed;

           (v)  the licence permitting the relevant Property Lease.

      (d) the relevant Seller shall cause to be delivered to the Purchaser an executed Property Transfer in favour of the Purchaser of each of the Short Leasehold Properties in the Agreed Form and in the case of the Short Leasehold Property described at paragraph4 of Section B of Part II of Schedule 1 an assignment of all collateral warranty deeds in respect of the Property of which the Seller has the benefit in Agreed Form;

      (e) the Purchaser and Niagara as guarantor shall execute and deliver to the relevant Seller a duplicate of the Property Transfer for each of the Short Leasehold Properties in the Agreed Form;

      (f) the relevant Seller shall cause to be delivered to the Purchaser all the title deeds and documents relating to the Short Leasehold Properties.

 (4) The Sellers will use all reasonable endeavours to procure that the statutory declarations referred to in Part III of Schedule 1 are declared by Completion and will apply for and use all reasonable endeavours to obtain a duplicate land certificate for title number WM159185 as soon as the statutory declaration of Deryck Soloman has been declared and will keep the Purchaser informed as to the progress of these matters. Following Completion the Purchaser will give the Sellers (and any of their successors in title to the relevant property) such reasonable assistance as the Sellers shall reasonably require to allow them to perfect the title to the Properties which are the subject of those statutory declaration (including endeavouring to procure further statutory declarations from any persons employed in the Business (if there are any such)) subject to the Sellers paying all reasonable and proper costs incurred by the Purchaser in doing so. The Seller shall supply the Buyer with certified copies of all statutory declarations forthwith on them being declared.

 (5) The Sellers will use reasonable endeavours to complete a deed of easement in relation to Victoria Steel Works (Property 2, Part I,
      Schedule 1) in substantially the Agreed Form or some other reasonable form not being less favourable to the owner of the Property than is reserved in the transfer to the owner as registered at HM Land Registry by Completion or as soon as possible after completion.

 (6) In relation to any of the collateral warranties mentioned in sub-clause (3)(d) for the assignment of which consent is required, the Seller will immediately apply for such consent but the Seller shall be under no further obligation in relation to obtaining such consents except that the Seller shall give the Purchaser reasonable assistance in obtaining such consents .

 (7) The relevant Seller will apply for first registration of the lease of Lower Church Lane, Tipton mentioned in paragraph 3, Section A, Part II of Schedule 1 and the supplemental lease dated 5th July, 1974 of Jubilee Works mentioned in paragraph 1, Section A Part II of Schedule 1and shall use its reasonable endeavours to procure the same including without prejudice to the generality of the foregoing using reasonable endeavours to reply to any requisitions raised by HM Land Registry and the Purchaser agrees with the Seller to give the Seller such assistance in relation to this as the Seller shall reasonably require.

 (8) The relevant Seller shall supply H M Land Registry with evidence that the various Commercial Union Trust Deeds registered against titles to the Properties have now been discharged and shall apply for such entries to be cancelled and shall use all reasonable endeavours to procure such cancellation as quickly as possible and shall keep the Purchaser informed of its progress in achieving the same.

 (9) The Seller shall at its cost following the date of this Agreement take all reasonable steps necessary to defend any proceedings commenced by the adjoining owners claiming title by adverse possession to that part of the Property (detailed at paragraph 1 of Part I of Schedule I) as is shown coloured blue on the plan attached to the relevant Property Lease and will not admit, compromise or settle any such proceedings or claim for title by adverse possession without the prior written consent of the Purchaser which will not be unreasonably withheld or delayed but the Seller will not be obliged to continue to defend any such proceedings or claims if advised by Counsel experienced in such matters that there is a less than 50% chance of a successful defence nor will the Seller be obliged to appeal against any decision of a Court of competent jurisdiction.

 4.   ANNOUNCEMENTS

      No party shall make or permit any member of the Sellers' Group or the Purchaser's Group (as the case may be) to make any announcement concerning this sale and purchase or any ancillary matter before, on or after Completion except (i) as required by law or any competent regulatory body (including, in the case of Niagara, the United States Securities and Exchange Commission or the NASDAQ Stock Market and, in the case of Glynwed International plc, the London Stock Exchange) or
      (ii) with the written approval of the other party, such approval not to be unreasonably withheld or delayed and (iii) nothing herein shall restrict the Purchaser after Completion from communicating with the Employees (as defined in the Sale of Business Agreement), with any parties to the Contracts (as defined in the Sale of Business Agreement) and with all customers and suppliers of the Business in relation to the fact of the acquisition and matters incidental to its future operations.

 5.   VALUE ADDED TAX

 (1) If any VAT is payable on any supply by the Sellers under this agreement, the Purchaser shall pay the amount of that VAT in addition to the price and the Sellers shall issue to the Purchaser a proper VAT invoice in respect of that VAT.

 (2) The Sellers and the Purchaser intend that article 5 of the Value Added Tax (Special Provisions) Order 1995 ("Article 5") shall apply to the sale of Unit 1, Ground Floor, Windsor House, Queensgate, Britannia Road, Waltham Cross, Hertfordshire ("the Article 5 Property") under this agreement, so that that part of the sale is treated as neither a supply of goods nor a supply of services.

 (3) Without limiting subclause (1), where subclause (2) applies VAT shall be treated as payable if HM Customs & Excise ("Customs") rule that it is payable. If they have done so before Completion, the tax shall be payable by the Purchaser on Completion. If they do so on or after Completion, the tax shall be payable by the Purchaser within five Business Days after the Sellers give the Purchaser written notice of the ruling.

 (4) Subject to the remaining provisions of this clause, if the Purchaser disagrees with the ruling of Customs referred to above and if (having used reasonable endeavours to procure such a review on its own account) the Purchaser is unable to obtain a review of the decision by Customs on its own account, it may, within 15 Business Days (or such longer time as the Seller may agree) of being notified of such decision by the Seller, notify the Seller that it requires the Seller to obtain a review of the decision by Customs and the Seller shall forthwith request Customs to undertake that review.

 (5) The Seller shall, without prejudice to the Purchaser's liability to make any payment in accordance with this clause, notify the Purchaser within 5 Business Days of receipt of the decision of Customs referred to above and if the Purchaser disagrees with the decision and if (having used reasonable endeavours to make an appeal in its own right) the Purchaser is unable to make an appeal in its own right, then it may, subject to clause 5(6), give notice to the Seller within 15 Business Days (or such longer time as the Seller may agree) of being notified of such decision by the Seller that it requires the Seller to make an appeal to the tribunal in accordance with section 83 VATA 1994.

 (6) The Seller shall not be obliged to take any action under this clause unless the Purchaser shall indemnify the Seller against all reasonable costs and expenses incurred in taking any such action and, in any case where any appeal cannot be made against the decision of Customs without the Seller accounting for the VAT to which that appeal relates, unless the Purchaser shall also have paid to the Seller an amount equal to that VAT (against the issue of an appropriate VAT invoice).

 (7) Within 5 Business Days of the decision of the Commissioners referred to above or, if a further appeal has been made, within 5 Business Days of the decision of the tribunal:

      (a) the Purchaser shall pay to the Seller by way of additional consideration a sum equal to the amount of VAT (if any) that has been determined to be properly payable in respect of the supply (against delivery by the Seller of a proper tax invoice for VAT purposes in respect of it) after deducting from it any amount previously paid in respect of such VAT by the Purchaser to the Seller; or

      (b) if an amount previously paid by the Purchaser to the Seller under this clause exceeds the VAT that is finally determined to be payable, the Seller shall pay to the Purchaser an amount equal to any excess VAT payable (to the extent that, if the Seller has already accounted to Customs for such VAT, the Seller has recovered such VAT from Customs) and deliver to the Purchaser (to the extent it has not already done so) a proper tax invoice for VAT purposes.

 (8) If Customs impose any interest or penalties on the Seller as a result of the late payment of VAT on the consideration paid in respect of the
      Article 5 Property the Purchaser shall when it pays an amount in respect of VAT on the consideration paid for the Article 5 Property in accordance with this clause 5 or, if later, 5 Business Days after a copy of any notice of such penalty or interest has been received from the Seller, also pay to the Seller an amount equal to the amount of any such penalties and interest to the extent only that they are directly referable to the late payment of VAT on the consideration.

 (9)  With a view to procuring that Article 5 applies, the Purchaser:

      (a) shall ensure that the Purchaser is registered for VAT not later than Completion;

      (b) warrants that the Article 5 Property will be used by the Purchaser in carrying on the same kind of business as that carried on by the Sellers;

      (c) warrants that the Purchaser has, or will by the relevant date have, properly made an election to waive exemption in respect of the Article 5 Property with effect from a day not later than the relevant date (having obtained the written permission of Customs if necessary) and has, or will by that date have, duly given to Customs the written notification of the election required to make the election effective; and

      (d) covenants that the Purchaser will not revoke the election within three months after the relevant date.

      In this paragraph "relevant date" has the same meaning as in paragraph
      (2) of Article 5.

 (10) In respect of the Article 5 Property without prejudice to subclause(9)(c), the Purchaser shall on or before Completion give to the Sellers evidence reasonably satisfactory to the Sellers that the election has been made and written notification duly given in accordance with that subclause.

 (11) References in paragraphs (a), (b), (c) and (d) of subclause (9) to the Purchaser shall be construed as references to the transferee within the meaning of the corresponding provision of
      Article 5 if different.

 (12) The Sellers and the Purchaser intend that where subclause (2) above applies, s.49 of the Value Added Tax Act 1994 shall apply to the sale of the Article 5 Property under this agreement and accordingly:

      (a) the Sellers shall on Completion deliver to the Purchaser all records referred to in s.49;

      (b) the Sellers shall not make any request to Customs for those records to be preserved by the Sellers rather than the Purchaser;

      (c) the Purchaser shall preserve those records for such period as may be required by law, and shall do so in the United Kingdom;

      (d) the Purchaser shall during that period or such longer period as it retains the records permit the Sellers' reasonable access to them in the United Kingdom to inspect or make copies of them;

      (e) the Purchaser shall not cease to retain the records without first giving the Sellers a reasonable opportunity to inspect and remove such of them as the Seller wishes; and

      (f) the Sellers (or any person for the time being nominated under this paragraph) may by written notice to the Purchaser nominate another person for the purpose of paragraphs (d) and (e), in which case the reference in that paragraph to the Sellers shall be read as a reference to the person nominated.

 6.   INTEREST

      If any sum due for payment under this agreement is not paid on the due date the party in default shall pay interest on that sum from the due date calculated on a day to day basis at a rate equal to the aggregate of twoper cent. per annum above the base rate of Midland Bank plc for the time being.

 7.   GUARANTOR'S GUARANTEE

 (1) In consideration of the mutual covenants contained in this agreement, the Guarantor guarantees to the Purchaser and shall procure the due and punctual performance of each obligation of the Sellers under this agreement and shall pay to the Purchaser from time to time on demand, or procure that the relevant Seller shall pay, any sum which the relevant Seller is at any time liable to pay to the Purchaser under this agreement and which has not been paid at the time the demand is made.

 (2)  The obligations of the Guarantor under subclause (1):

      (a) constitute direct, primary, unconditional and irrevocable obligations without the need for any recourse on the part of the Purchaser against any of the Sellers;

      (b) shall not be affected or impaired by any concession, time or indulgence granted by the Purchaser or by any other dealing or thing which would but for this sub-clause (2) operate to discharge or reduce that liability; and

      (c) shall not be affected or impaired by anything (including any legal limitation, disability or incapacity on the part of any of the Sellers) which causes any of the obligations of any of the Sellers under this agreement to be or become invalid or unenforceable (other than as a result of any applicable time limit under this agreement).

 (3) If any of the obligations of any of the Seller under this agreement is or becomes invalid or unenforceable (other than as a result of any applicable time limits under this agreement) the Guarantor shall perform and discharge all such obligations as if they were primary obligations of the Guarantor or shall procure that the relevant Seller performs and discharges all such obligations.

 (4) The guarantee set out in this clause 7 shall extend to any costs, charges and expenses incurred by the Purchaser in enforcing or seeking its enforcement.

 (5) The Guarantor shall make any payments due from it under this clause 7 in full and, without any deduction or withholding in respect of any claim whatsoever (whether by way of set-off, counterclaim or otherwise).

 8.   NIAGARA'S GUARANTEE

 (1) In consideration of the mutual covenants contained in this agreement, Niagara guarantees to each of GPL and the relevant Seller and shall procure the due and punctual performance of each obligation of the Purchaser under this Agreement and shall pay to GPL or the relevant Seller from time to time on demand, or procure that the Purchaser shall pay, any sum which the Purchaser is at any time liable to pay to GPL or the relevant Seller under this agreement and which has not been paid at the time the demand is made.

 (2)  The obligations of Niagara under subclause (1):

      (a) constitute direct, primary, unconditional and irrevocable obligations without the need for any recourse on the part of GPL or the relevant Seller against the Purchaser;

      (b) shall not be affected or impaired by any concession, time or indulgence granted by GPL or the relevant Seller or by any other dealing or thing which would but for this sub-clause (2) operate to discharge or reduce that liability; and

      (c) shall not be affected or impaired by anything (including any legal limitation, disability or incapacity on the part of the Purchaser) which causes any of the obligations of the Purchaser under this agreement to be or become invalid or unenforceable (other than any applicable time limits under this agreement).

 (3) If any of the obligations of the Purchaser under this agreement is or becomes invalid or unenforceable (other than as a result of any applicable time limits under this agreement) Niagara shall perform and discharge all such obligations as if they were primary obligations of Niagara or shall procure that the Purchaser performs and discharges all such obligations.

 (4) The guarantee set out in this clause 8 shall extend to any costs, charges and expenses incurred by GPL or the relevant Seller in enforcing or seeking its enforcement.

 (5) Niagara shall make any payments due from it under this clause 8 in full and, without any deduction or withholding in respect of any claim whatsoever (whether by way of set-off, counterclaim or otherwise).

 9.   FURTHER ASSURANCE

      Each of GPL and the relevant Seller shall from time to time on being requested to do so by the Purchaser do or procure the carrying out of all such acts and/or execute or procure the execution of all documents (in a form reasonably satisfactory to the Purchaser) as the Purchaser may reasonably require or consider necessary for giving full effect to this agreement, and each party shall bear its own costs in that regard, provided that no party shall be obliged to pay out any money other than in respect of such professional advice as it may deem necessary.

 10.  NOTICES

 (1) Any notice or other document to be served under this agreement may be delivered or sent by post to the party to be served as follows:

      (a)  to GPL or the relevant Seller at
           Hadland House, New Coventry Road,
           Sheldon,
           Birmingham  B26 3AZ
           Fax:    0121 722 2582
           marked for the attention of The Company Secretary

      (b) to the Purchaser (before Completion) at its address set out in this agreement or (after Completion) at Victoria Steelworks, Bull Lane, Moxley, Wednesbury, West Midlands, WS10 8RS marked for the attention of Keith Stella (before Completion) or Tony Bagshaw (after Completion) or at such other address as it may have notified to the other parties in accordance with this clause. Any notice or other document sent by post shall be sent by prepaid first class recorded delivery post (if within the United Kingdom) or by prepaid registered airmail (if elsewhere).

 (2) Any notice or other communication shall be deemed to have been duly given::

      (a) if delivered personally, when left at the address referred to in subclause(1); or

      (b) if sent by recorded mail other than airmail, two days after posting it; or

      (c)  if sent by registered airmail, six days after posting it,

      Provided always that a notice given in accordance with the above but received on a day which is not a Business Day or after business hours on a Business Day in the place of receipt will only be deemed to be given on the next Business Day in that place.

 11.  GENERAL

 (1) Each of the obligations and undertakings set out in this agreement which is not fully performed at Completion will continue in force after Completion.

 (2) Any failure by any party to exercise any rights under any indemnity in this agreement will not operate as a waiver by that party of any such rights nor shall it prevent that party from exercising the same right. The liability of any party under any indemnity in this agreement shall not be released, impaired or affected by anything done by or arrangements or alterations of terms made with any of the parties to this agreement.

 (3) Unless otherwise expressly stated all payments to be made under this agreement shall be made in sterling to the party to be paid as follows:

      (a) to GPL or the relevant Seller in immediately available funds to the account of GPL or the relevant Seller at:

           bank:            National Westminster Bank plc
                            103 Colmore Row
                            Birmingham
                            B3 3NR

           sort code:       60 02 35

           account number:  00199087

           or such other account as GPL or the relevant Seller may specify;
           and

      (b) to the Purchaser in immediately available funds to the account of the Purchaser at:

           bank:           National Westminster Bank plc
           sort code:      [             ]
           account number: [             ]

      or such other account as the Purchaser may specify.

 (4) Any of the parties may assign any of its rights (but not obligations) under this agreement to any company which is its holding company or subsidiary, provided that if the assignee ceases to be such a holding company or subsidiary, then the assigning party shall procure that such assignee shall reassign back to the assigning party all such rights as have been assigned to such assignee with effect from the date on which such assignee ceases to be such a holding company or subsidiary and the assignee shall no longer have the benefit of any rights under this agreement and the assigning party shall have the benefit of all rights under this agreement as if the assignment had never taken place, provided that:

           (i) on any assignment of any of the Purchaser's rights under this agreement, the liability of GPL or the relevant Seller to make a payment to an assignee pursuant to this agreement shall be no greater than the liability which would have arisen had no such assignment taken place and any payment made by GPL or the relevant Seller in discharge or settlement of that liability had been made to the Purchaser; and

           (ii) on any assignment of GPL's or the relevant Seller's rights under this agreement, the liability of the Purchaser to make a payment to an assignee pursuant to this agreement shall be no greater than the liability which would have arisen had no such assignment taken place and any payment made by the Purchaser in discharge or settlement of that liability had been made to GPL or the relevant Seller.

 (5) Save as provided in subclause (4) above, none of the rights or obligations under this agreement may be assigned or transferred without the prior written consent of all the parties.

 (6)  Time is not of the essence in relation to this agreement.

 (7) Save where expressly provided herein to the contrary each party shall pay the costs and expenses incurred by it in connection with the entering into and completion of this agreement.

 (8) This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any party may enter into this agreement by executing a counterpart.

 12.  WHOLE AGREEMENT

 (1) This agreement and the documents referred to in it contain the whole agreement between the parties relating to the transactions contemplated by this agreement and the documents referred to in it and supersede all previous agreements between the parties relating to these transactions except for the confidentiality agreement made between the Guarantor and Niagara dated 18thSeptember, 1998 which shall terminate on Completion.

 (2) Each of the parties acknowledges that in agreeing to enter into this agreement and the documents referred to in it and which are to be granted pursuant to it has not relied on any representation, warranty or other assurance except those set out in this agreement other than:

      (a) the written replies of the Sellers' Solicitors to the Purchaser's Solicitors written enquiries before contract and the replies given by the Seller's Solicitors to the standard form preliminary enquiries; and

      (b) any relevant warranties, representations or assurances contained or referred to in the Sale of Business Agreement but nothing in this Subclause shall limit or exclude any liability for fraud.

 13.  GOVERNING LAW

      This agreement is governed by and shall be construed in accordance with English law. Niagara submits to the jurisdiction of the English courts for all purposes relating to this agreement and appoints the Purchaser's Solicitors or such other solicitors as shall subsequently be notified by Niagara to GPM as its agent for service of process with respect thereto.

 14.  TERMINATION

 (1) This agreement will automatically terminate if the Sale of Business Agreement terminates pursuant to clause4 or clause5 thereof.

 (2) If this agreement terminates in accordance with sub-clause (1) above then all the clauses of this agreement (except this clause and clauses 1, 10, 11, 12 and 13) shall cease to have effect and none of the parties will have any rights or liabilities under those clauses.

 AS WITNESS the hands of the duly authorised representatives of the parties on the date which first appears on page 1.




                             SCHEDULE 1

                             PROPERTIES

                    PART I - FREEHOLD PROPERTIES


      Description                            Price                Rent A              Rent B

1.    The property known as              (pound)1,794,000      (pound)143,520     (pound)179,400
      Blackbrook Road, Woodside,
      Dudley, West Midlands
      registered under the
      following title numbers
      and classes of title:

      Part of title number WM278
      (excluding the areas of land
      in that title subject to the
      long leases reg istered under
      title numbers
      WM546374 and WM346144)
      absolute
      WM419552 - absolute
      WM260755 - possessory
      WM159651 - absolute
      WM159185 - absolute

      And unregistered land comprised
      in the statutory declaration of B
      Priest dated 12th March, 1993 and
      the statutory declarations to be
      given by Tarlok Singh and William
      Devney referred to in Part III of
      this Schedule.

2.    Victoria Steel Works, Bull Lane,   (pound)1,606,000      (pound)128,480     (pound)160,600
      Moxley, Wednesbury registered
      with title absolute under title
      number SF93742.

3.    50 Stonehill Road, Farnworth,      (pound)570,000        (pound)45,600      (pound)57,000
      Bolton, Greater Manchester
      registered with title absolute
      under title number GM198460.

4.    The property known as Ponthir      (pound)190,000        (pound) 15,200     (PoUNd)19,000
      Road, Caerleon, Newport, Gwent
      registered with title absolute
      under title numbers WA244034
      and WA768629.

5.    The central warehouse at Paynes    (pound)3,400,000      (pound)272,000     (pound)340,000
      Lane, Rugby, Warwickshire
      registered at HM Land Registry
      with title absolute under title
      numbers WK56462, WK349241 and
      WK14040 and (if not added to
      one of these titles by Completion)
      the unregistered land comprised
      in the statutory declaration
      referred to in paragraph 3 of
      Part III of this Schedule.

6.    Part of the Property known         NIL                   (pound)16,400      (pound)20,500
      as Jubilee Works, Charles
      Street, Willenhall, West
      Midlands registered with title
      absolute under title
      number WM347392 as shown
      edged in red on the attached
      plan attached to the relevant
      Property Lease.

7.    Part of the Property known as      NIL                   (pound)54,960      (pound)68,700
      Planetary Road, Willenhall,
      West Midlands registered with
      title absolute under part of
      title number WM339014 as shown
      edged in red on the attached
      plan attached to the relevant
      Property Lease.

8.    Property known as Lower Church     (pound)1,495,000      (pound)119,600     (pound)149,500
      Lane, Tipton, West Midlands
      registered with title absolute
      under title numbers WM347680,
      WM511318 and WM380217 and
      the unregistered land comprised
      in the statutory declaration
      to be given by John Passant
      referred to in Part III of this
      Schedule.

9.    Springfield Steel Works,           (pound)413,000        (pound)33,040      (Pound)41,300
      Mill Street, Darlaston,
      Wednesbury registered with
      title absolute under title
      number WM309546.


                   Part II - Leasehold Properties

                              Section A

                     (Long Leasehold Properties)

      DESCRIPTION                              PRICE                   RENT A                  RENT B


1.    Part of the Property Known              Included in Free     Include Within          Include Within the
      as Jubilee Works, Charles Street,       Hold Price           the Rent A Figure       Rent B Figure At
      Willenhall, West Midlands Com                                At Paragraph 6 in       paragraph 6 in Part 1
      Prised in a Lease Dated 25Th                                 Part 1 of this          of this Schedule
      November 1968 Between British                                Schedule
      Water Ways Board (1) and Ductile
      Steels Limited (2) as Supplemented
      by a Supplemental Lease Dated 5Th
      July, 1974 Between the Same
      Parties and Being Part of the
      Property Identified At Paragraph 6
      in Part 1 of this Schedule.

2.    Property At Lower Church                Included in Free     Include Within          Include Within the
      Lane, Tipton, West Midlands             Hold Price           the Rent A Figure       Rent B Figure At
      Comprised in a Lease Dated 29Th                              at Paragraph 6 in       Paragraph 6 in
      June, 1981 between the Borough                               Part 1 of this          Part 1 of this Schedule
      Council of Sandwell (1) and                                  Schedule
      Dudley Port Roll
      Ing Mills(2) Registered At
      HM Land Registry With Title
      Absolute Under Title Number
      Wm225363 and With Good Leasehold
      Title UnderTitle Number WM230645
      and Being Part of the Property
      Identified At Paragraph 8 in
      Part 1 of this Schedule

3.    Property At Lower Church Lane,          Included in Free     Include Within the      Include Within the
      Tipton, West Midlands Comprised in      Hold Price           Rent A Figure           Rent B Figure
      a Lease Dated 18Th October, 1973                             identified paragraph    identified at
      Between British Waterways Board                              8 in Part 1 of this     paragraph 8 in
      (1) and the Dudley Port Rolling                              Schedule                Part 1 of this
      Mills Limited (2) and Being                                                          Schedule
      Part of the Property Identified At
      Paragraph 8 in Part 1 of this Schedule.

4.    Land (Being the Car Park) At            Included in Free     Include Within the       Include Within the
      Victoria Steel Works, Bull Lane,        Hold Price           Rent A Figure            Rent B Figure
      Moxley, Wednesbury, West Midlands                            Identified At            identified at
      Comprised in a Lease Dated 24Th                              Paragraph 2 in           Paragraph 2 in
      March, 1997, Between Black Country                           Part 1 of this           Part 1 of this
      Devel Opment Corporation (1) and                             Schudule                 Schedule
      Glynwed Property Management
      Limited (2) Registered With
      Title Absolute Under Title Number
      Wm680705 and Being Part of
      the Property Identified At
      Paragraph 2 in Part 1 of
      this Schedule.


                              SECTION B

                    (SHORT LEASEHOLD PROPERTIES)


      Description                                Price

1.    1st Floor rear 17-18 The                    Nil
      Avenue, Southampton comprised
      in a lease dated 9th October,
      1986 between Wagon Finance
      Limited and Glynwed Properties
      Limited (2) as supplemented by a
      supplemental leases dated 8th
      February, 1990 between Morris
      Dibben Limited(1) and Glynwed
      Properties Limited (2) and
      dated 27th January, 1993
      between TSB Property Services
      Limited (1) and Glynwed Property
      Management Limited.

2.    1st Floor, 1 Victoria Court,                Nil
      Bank Square, Morley, Leeds
      comprised in a lease dated 10th
      November, 1997 between Roy
      William Novis (1) and Glynwed
      Properties Limited (2)

3.    2nd Floor, Lincoln House,                   Nil
      Waterside Court, Medway
      City Estate, Rochester,
      Kent comprised in an
      underlease dated 29th August,
      1996 between P S Linfield (1) and
      Glynwed Proper ties Limited (2).

4.    Unit 1, Ground Floor, Windsor               Nil
      House, Queen's Gate, Britannia
      Road, Waltham Cross, Hertfordshire
      comprised in a lease dated 11th No
      vember, 1996 between Peel Investments
      (North) Limited (1) and Glynwed
      Property Management Limited (2).

5.    Office premises at 7 Quay                   Nil
      Road Industrial Estate, Rutherglen,
      Glasgow described in a letter dated
      10th March, 1992 from Macready to
      Ryder Truck Rental Limited


                     PART III - STATUTORY DECLARATIONS

1. A statutory declaration of Deryck Solomon relating to lost land certificate for title number WM159185 and statutory declarations of Tarlok Singh and William Deveney.

2.    Lower Church Lane, Tipton - statutory declaration of John Passant.


                    PART IV - SPECIAL CONDITIONS OF SALE

                        (SHORT LEASEHOLD PROPERTIES)

1.    DEFINITIONS
      For the purpose of this part of this Schedule:

      (a) the "Seller" means that one of the Glynwed Property Companies, with legal title to and beneficial ownership of the relevant Short Leasehold Property; and

      (b)   "Property" means Short Leasehold Property.

2.    CONSIDERATION

      The consideration for the Property shall be the covenant on the part of the Purchaser to be contained in the Property Transfer for that Property.

3.    CONDITIONS OF SALE

(1) Title to each of the Properties has been deduced to the Purchaser by the Seller before the date of this agreement and the Purchaser shall accept the Seller's title to each of the Properties without objection, enquiry or requisition.

(2) The Properties are sold subject to the conditions in this Part of this Schedule and to such additional special conditions (if any) relating to each individual Property as are set out in PartV of this Schedule.

(3) Each Property is sold with vacant possession (save for the continued occupation for the purpose of the Business) at Completion save as stated otherwise in Part VII of this Schedule.

(4) The Seller shall transfer each Property with full title guarantee save that the words "or which affect any superior title" shall be deemed to be added at the end of the covenant implied by section 3(1) of the Law of Property (Miscellaneous Provisions) Act 1994.

(5) Each Property Transfer shall state that it is subject to every matter subject to which the relevant Property is sold by virtue of this agreement.

(6) The beneficial ownership of each Property and the risk in each Property shall pass to the Purchaser on the date of this agreement.

4.    SUB-SALES

      The Seller shall not be obliged to transfer any Property, or any part of any Property, to any person other than the Purchaser or at a price divided between different parts of any Property, or in more than one parcel or by more than one Property Transfer.

5.    COVENANTS, RIGHTS, RENTS AND LEASE OBLIGATIONS

      Each Property is sold or let subject to the Covenants, the Rights, the Rents and the Lease Obligations. The Purchaser shall not raise any enquiry, objection or requisition in respect of the Covenants, the Rights, the Rents or the Lease Obligations.

6.    THE PROPERTY TRANSFERS
      Each Property Transfer shall be in the Agreed Form and shall be executed in duplicate by the Purchaser and Niagara.

7.    APPORTIONMENTS

      Of The Seller will indemnify the Buyer against any rents or other outgoings properly demanded from the Buyer by the Landlord under the lease of the Property at Glasgow (Property 5, Section B, Part II,
      Schedule 1) for any period prior to Completion to the extent that this is not dealt with pursuant to the terms of the Sale of Business Agreement.

8.    LICENCE TO ASSIGN

(1) This paragraph applies to any Property in relation to which the Consent must be obtained in order that it may be effectually and lawfully assigned or transferred to the Purchaser.

(2) The Seller and the Purchaser shall each use reasonable endeavours to obtain the Consent as soon as possible, but the Seller may not be required to make any payment, charge any assets, enter into any commitment, give any guarantee or provide any security save as stated in paragraph 8(4) of this Part IV. If Consent is not granted within twelve months from the date of this agreement and if the Buyer requests the Seller to commence proceedings for a declaration that consent is being unreasonably withheld or delayed or if the Seller acting reasonably wishes to commence such proceedings, the Seller and the Purchaser shall jointly at their joint cost in equal shares instruct leading counsel with experience in such matters to give an opinion as to the chances of successfully obtaining a declaration that consent is being unreasonably withheld and (unless otherwise agreed between the Seller and the Purchaser following such opinion) subject to giving one month's prior written notice to the Purchaser and as mentioned below, the Seller shall commence proceedings for such a declaration that the Consent is being unreasonably withheld. If reasonably required by the Seller the Purchaser shall provide reasonable security for fifty per cent of the reasonable and proper costs payable by the Seller prior to commencement of proceedings provided that if the Seller wishes to commence proceedings in circumstances where counsel has advised that there is a less than 50% chance of success such proceedings shall be at the sole expense of the Seller. The Seller shall not be obliged to commence the proceedings if the opinion of leading counsel is that there is a less than 50% chance of success in the proceedings. The proceedings for the declaration shall be conducted at the joint cost of the Seller and the Purchaser in equal shares save as mentioned above.

(3) The Purchaser shall:

      (a) supply promptly to the Seller such information, including (save in the case of Niagara LaSalle (UK) Limited) accounts for the last three years and references for the Purchaser and any proposed guarantor (save that if the Purchaser has existed for less than three years the Purchaser need only supply accounts for the number of complete financial years which have passed since its incorpora tion), as may reasonably be required by the Landlord or any superior landlord in connection with the application for the Consent;

      (b) comply with all reasonable requirements which, pursuant to the Lease or any superior lease, the Landlord or any superior landlord is entitled to impose on a prospective assignee of the Lease as a condition of granting the Consent;

      (c) if reasonably required by the Landlord or by any superior landlord as a condition of granting the Consent, covenant directly with the Landlord to pay the Rents and to observe and perform the Lease Obligations and with each superior landlord to observe and perform the covenants on the part of the tenant (other than the covenant to pay rent) and the conditions contained in the relevant superior lease;

      (d) if reasonably required by the Landlord or any superior landlord as a condition of granting the Consent, provide a guarantee from Niagara in such form as a Landlord shall reasonably require and/or a deposit of cash as security for the performance of covenants as the Landlord shall reasonably require but for the avoidance of doubt the Purchaser and/or Niagara shall not be required to provide any directors personal guarantees or bank guarantees as security;

(4) The Seller shall give authorised guarantee agreements if bound to do so under the Lease of each Property for which a Consent is required.

(5) If the Consent has not been obtained by Completion:

      (a) the relevant Property shall be treated as severed from the remainder of the Properties (unless the Seller and the Purchaser otherwise agree in writing);

      (b) the contractual date for completion in relation to that Property shall be postponed to the fifth Business Day after the Consent is obtained.

(6)   If the Consent has not been granted by six months from the date of
      Completion:

      (a) the Purchaser may at any time thereafter serve written notice on the Sellers requiring completion of the purchase of the relevant Property notwithstanding the fact that the Consent has not been obtained;

      (b) the contractual date for completion in relation to that Property shall be the tenth working day after service of the notice.

(7) The reasonable costs and expenses of the Landlord, any superior landlord and the mortgagees of any of them (including VAT) in connection with the application for the Consent shall be borne jointly by the Seller and the Purchaser in equal shares, whether or not the Consent is granted.

9.    OCCUPATION

(1) This paragraph applies to any Property to which paragraph 8 applies.

(2)   With effect from Completion and until Actual Completion:

      (a)   the Seller shall:

            (i)   hold the Property on trust for the Purchaser;

            (ii) permit the Purchaser to occupy the Property free of charge (but subject to sub-clauses (2)(a)(iii) and (2)(b) below);

            (iii) subject to being put in funds by the Purchaser (which the
                  Purchaser agrees to do promptly to enable payment to be made on the due dates), pay on the due date or within any grace period all rents, licence fees, service charges, building insurance premiums and other outgoings properly payable in respect of the Property; and

            (iv) forthwith account to the Purchaser for any income received by the Seller or its agents in respect of the Property for any period after Completion;

      (b) the Purchaser shall:

            (i) pay or indemnify the Seller against rents, licence fees, service charges, building insurance premiums and other outgoings payable in respect of the Property for any period after Completion;

            (ii) observe and perform the covenants on the part of the tenant contained in the Lease and indemnify the Sellers against any loss they suffer as a result of a breach of this obligation.

(3) If no assignment or transfer of a Lease of a Short Leasehold Property has been completed by the date of expiry of the contractual term of that Lease because the relevant Consent has not been obtained the Purchaser will forthwith vacate the relevant Short Leasehold Property leaving it in the condition which the tenant under such Lease is required to leave it in at the end of such term.

10.   RENT REVIEWS AND LEASE RENEWALS

(1) This sub-clause and sub-clause (2) and (3) below apply to any rent review under a Lease of a Short Leasehold Property or any renewal of such a Lease which is outstanding at the date of this agreement or which commences between the date of this agreement and Completion or Actual Completion (as the case may be).

(2) In conducting each rent review and each lease renewal, the Seller shall follow the reasonable instructions of the Purchaser and, for the avoidance of doubt, the Seller shall not complete the renewal lease of the property described at Schedule 1, Part II, Section B, paragraph 1 unless requested to do so by the Purchaser.

(3) The Seller shall keep the Purchaser informed of the progress of every rent review and every lease renewal, shall as soon as practicable provide the Purchaser with copies of all material written documentation and correspondence and shall not take any action without the Purchaser's written approval which will not be unreasonably withheld or delayed and if the Purchaser has not given or refused such approval in writing on or before the expiry of 10 working days from the date of the Sellers' request the approval shall be deemed to have been granted.

11.   BREACH OF LEASE

(1) This paragraph applies where, in relation to a Property, any of the following occurs on or after the date of this agreement but before Completion or Actual Completion (as the case may be):

      (a) a notice alleging a breach of the tenant's covenants in the Lease is served;

      (b) proceedings are commenced in respect of the breach, or alleged breach, of any of the tenant's covenants in the Lease;

      (c) the Landlord forfeits, or purports to forfeit, the Lease by peaceable re-entry.

(2) The Seller shall:

      (a) forthwith send a copy of the notice or the proceedings to the Purchaser or inform the Purchaser of the peaceable re-entry;

      (b) follow the reasonable instructions of the Purchaser in dealing with the notice, the proceedings or the peaceable re-entry;

      (c) use reasonable endeavours (but, in the case of a Short Leasehold Property, only if the Purchaser so requests), but at the joint cost of the Seller and the Purchaser in equal shares, to contest the notice or the proceedings and, to obtain relief from forfeiture of the Lease provided that the Purchaser shall provide reasonable security, if reasonably required by the Seller, for the Purchaser's share of costs prior to the Seller contesting the notice or the proceedings or applying to obtain relief from forfeiture save that the Purchaser will not be obliged to contribute towards any costs which are attributable to any breach of covenant contained in the relevant Leases by the Seller prior to Completion (or after Completion (other than allowing the Purchaser into occupation in accordance with this agreement) unless that breach is caused by an act or default of the Purchaser or failure by the Purchaser to comply with its obligations under this Agreement).

(3) The Purchaser shall pay to the Seller within five Business Days of demand fifty per cent of all proper costs and expenses incurred by or awarded against the Seller in contesting the notice or the proceedings or in obtaining or seeking to obtain relief from forfeiture of the Lease including all damages (including interest) awarded against the Seller in those proceedings save to the extent they are attributable to any breach of covenant contained in the Lease by the Seller prior to Completion (or after Completion (other than allowing the Purchaser into occupation in accordance with this agreement) unless that breach is caused by an act or default of the Purchaser or failure by the Purchaser to comply with its obligations under this Agreement).

(4) The Seller shall as soon as reasonably practicable supply to the Purchaser copies of all invoices, demands, notices, accounts and other communications received by the Seller or its agents in connection with any of the matters for which the Purchaser may be liable to make any payment or perform any obligation pursuant to this clause, and shall take any steps and/or pass on any representations which the Purchaser may reasonably require to be made in connection with any such matters.

12.   STANDARD CONDITIONS OF SALE

(1) Subject to the variations mentioned in subclause(2), the Standard Conditions of Sale (Third Edition) (excluding Conditions 2.3, 3.2.2, 4.2.3, 4.5.2, 4.5.5, 5.1.1, 5.1.2, 5.2.3, 7.1, 7.2, 7.3, 8.1.3 and
      8.3) are incorporated in this agreement so far as they:

      (a)   apply to a sale by private treaty;

      (b)   relate to leasehold property; and

      (c)   are not inconsistent with the other clauses of this agreement.

(2) The Standard Conditions of Sale (Third Edition) shall be varied as follows:

      (a) in condition 3.1.2(d) replace "except those maintained by H.M.Land Registry or its Land Charges Department or by Companies House" by "except, first, mortgages and, secondly, any entries on the register maintained by H.M. Land Registry not disclosed by office copy entries supplied before the date of the contract by the seller or his solicitors to the Purchaser or his solicitors";

      (b) at the end of condition 3.1.2 add new paragraphs (f) and (g) as follows:

            "(f) overriding interests as defined in Land Registration Act 1925 Section 70(1) or (where the title to the Property is not registered) matters which would be overriding interests if the title were registered other than (in respect of those parts of the property sold with vacant possession) those referred to in Section 70(1)(g) of that Act;

            (g) all matters disclosed or reasonably to be expected to be disclosed by searches or as the result of enquiries, formal or informal, and whether made in person, by writing or orally by or for the Purchaser or which a prudent Purchaser ought to make and all matters disclosed or reasonably expected to be disclosed by inspection and survey of the Properties".

                   PART V - ADDITIONAL SPECIAL CONDITIONS

  Not Used.

              PART VI - CONDITIONS OF GRANT OF PROPERTY LEASE
                  (FREEHOLD AND LONG LEASEHOLD PROPERTIES)

1.    DEFINITIONS

      For the purpose of this Part of this Schedule:

      (a) the "Landlord" means the company with legal title to the Properties and "Head Landlord" means the person entitled to the reversion immediately expectant on the determination of the term granted by the Lease;

      (b) where the Landlord is a company other than one of the Sellers, GPL shall procure the performance by that company of the obligations on the part of the Landlord set out in this Part of this Schedule.

2.    CONSENTS

(1) This paragraph applies to Freehold Properties and Long Leasehold Properties. Sub-paragraphs (2) and (3) only apply to any Long Leasehold Property and to any Property which comprises in part a Freehold Property and as to the remainder Long Leasehold Property in relation to which Long Leasehold Property the Consent must be obtained in order that the Landlord may effectually and lawfully grant the Property Lease to the Purchaser.

(2) The Landlord and the Purchaser shall each use reasonable endeavours to obtain Consent as soon as possible, but the Landlord may not be required to make any payment, charge any assets, enter into any commitment, give any guarantee or provide any security. If Consent is not granted within twelve months from the date of this agreement, the Seller and the Purchaser shall jointly at their joint cost in equal shares instruct leading counsel with experience in such matters to give an opinion as to the chances of successfully obtaining a declaration that consent is being unreasonably withheld. The Seller shall (unless otherwise agreed between the Seller and the Purchaser following such opinion or unless the Seller is not obliged to commence proceedings under the terms of this sub-paragraph) , commence proceedings for a declaration that the Consent is being unreasonably withheld. If reasonably required by the Seller the Purchaser shall provide reasonable security for fifty per cent of the reasonable and proper costs payable by the Seller prior to commencement of proceedings. The Seller shall not be obliged to commence the proceedings if the opinion of leading counsel is that there is less than 50% chance of success in the proceedings. The proceedings for the declaration shall be conducted at the joint cost of the Seller and the Purchaser in equal shares.

(3) The Purchaser shall:

      (a) supply promptly to the Landlord such information, including (save in the case of Niagara Lasalle (UK) Limited) accounts for the last three years and references for the Purchaser and any proposed guarantor (save that if the Purchaser has existed for less than three years the Purchaser need only supply accounts for the number of complete financial years which have passed since its incorporation), as may be reasonably required by the Head Landlord or any superior landlord in connection with the application for the Consent;

      (b) comply with all reasonable requirements which, pursuant to the Lease or any superior lease the Head Landlord or any superior landlord is entitled to impose on a prospective undertenant of the Property as a condition of granting Consent;

      (c) if reasonably required by the Head Landlord or by any superior landlord as a condition of granting Consent, covenant directly with those persons to observe and perform the tenant's covenants and the conditions to be contained in the Property Lease and the tenant's covenants (other than the covenant to pay rent) and the conditions contained in the Lease and in any superior lease;

      (d) if reasonably required by the Landlord or any Head Landlord as a condition of granting the Consent, provide a guarantee from Niagara in such form as the Head Landlord shall reasonably require and/or a deposit of cash as security for the performance of covenants as the Head Landlord shall reasonably require but for the avoidance of doubt the Purchaser and/or Niagara shall not be required to provide any directors guarantees or bank guarantees as security]; and

      (e) comply with all other reasonable requirements of the Head Landlord and any superior landlord in relation to obtaining Consent.

(4) Within ten Business Days of the date of this agreement the Landlord and the Purchaser shall submit a joint application in the Agreed Form for a court order authorising the inclusion in the Property Lease of an agreement excluding in relation to the tenancy to be granted by the Property Lease the provisions of sections 24 to 28 of the Landlord and Tenant Act 1954 and the Landlord and the Purchaser shall each use reasonable endeavours to obtain that court order as soon as possible.

(5) The relevant Property Lease shall be completed on the fifth Business Day after the later of the Consent and the court order referred to in sub-paragraph (4) is obtained or, if no Consent is necessary, on the fifth Business Day after the said court order.

(6) The reasonable costs and expenses of the Head Landlord, any superior landlord and the mortgagees of any of them (including VAT) in connection with the application for Consent shall be borne jointly by the Landlord and the Purchaser in equal shares, whether or not the Consent is granted.

3.    OCCUPATION

(1) This paragraph applies to any Freehold Property or Long Leasehold Property to which paragraph 2 above applies.

(2) With effect from Completion and until Actual Completion:

      (a) Landlord shall permit the Purchaser to occupy the Property as a licensee only;

      (b) the Purchaser shall:

            (i) be liable (whether or not the Purchaser occupies the Property) to pay to the Landlord on demand a licence fee calculated at the rate of 1/365th of the annual rent and the additional rents to be reserved by the Property Lease for each day of that period (as varied by the Side Deed);

            (ii) observe and perform the covenants on the part of the tenant contained in the Property Lease as varied by the relevant Side Deed and will indemnify the Landlord against any loss suffered as a result of a breach of this obligation;

      (c) the Landlord shall comply with the covenants on its part to pay rents contained in any superior lease and the covenants on its part as Landlord in the Property Lease;

      (d) the Purchaser shall have the same ancillary rights and shall be subject to the same exceptions and reservations, covenants and conditions and other provisions as are to be contained in the Property Lease (so far as they are applicable) so that the Landlord and the Tenant shall against each other have all the remedies which would be incidental to the relationship of landlord and tenant but nothing contained in this paragraph shall operate or be deemed to operate as a letting of the Property;

      (e) the licence fee referred to in sub-paragraph (b) above shall be payable in advance by equal quarterly payments on the usual quarter days and otherwise in accordance with the term provisions as are to be contained in the Property Lease and credit shall be given for amounts paid in respect of the licence fee on Actual Completion of the Property Lease.

(3) If a Property Lease has not been completed by the expiry of its intended contractual term, the Purchaser will forthwith vacate the relevant Property yielding it up in the condition which would have been required had such lease been granted.

4.    SCHEDULE OF CONDITION

In relation to each Freehold Property and each Long Leasehold Property, GPL shall use all reasonable endeavours to procure the preparation of a photographic schedule of condition of the relevant Property as soon as reasonably practicable and in any event prior to Completion (unless there is a reference to arbitration under the provisions set out below). GPL shall have regard to the reasonable comments of the Buyer as to the content of the Schedule of Condition. GPL shall procure that as soon as reasonably practicable after the schedule of condition has been prepared in relation to a Property a copy of it shall be delivered to the Purchaser. In the event of any dispute between GPL and the Purchaser as to the accuracy of the Schedule of Condition or its content the matter shall be referred to a single arbitrator (agreed between GPL and the Seller or in default of agreement nominated by the President for the time being of the RICS on the application of either party) whose decision shall be final and binding and costs shall be in his award.

5.    GENERAL

(1) The Purchaser shall itself accept and take up the Property Lease and the Landlord shall have no obligation to grant the Property Lease to any company other than the Purchaser and Niagara will execute the same as Guarantor .

(2) The Property Leases will be granted subject to such third party rights of occupation (if any) as are referred to in the relevant Agreed Forms of Property Lease.

(3) Nothing contained in or implied by this agreement shall:

      (a) impose or be deemed to impose any restriction on the use of any land or buildings not comprised in this agreement; or

      (b) give the Purchaser:

            (i) the benefit of or the right to enforce or to have enforced or to prevent the release or modification of any covenant, agreement, condition or stipulation entered into by any purchaser or tenant from the Landlord in respect of any property not comprised in this agreement; or

            (ii) the right to prevent or restrict in any way the development of any land not comprised in this agreement.

(4) The following paragraphs from Part IV of this Schedule also apply to the Properties dealt with by this Part of this Schedule with the necessary changes and with the following amendments (if any):

            (i)   paragraphs 3(1), (2), (3) and (6)  ;

            (ii)  paragraphs 5 and, in relation to Long Leasehold
                  Properties, 11;

            (iii) paragraph 12 save that the only conditions from the
                  Standard Condi tions of Sale (Third Edition) which are to be incorporated are conditions 2.1, 3.1, 6.8, 7.1, 7.5 and 7.6 with the changes necessary for them to apply to a letting so far as they are not inconsistent with the other clauses of this Part of this Schedule and condition
                  6.8.4 shall not apply.

                        PART VII - OCCUPATION LEASES

Unit 1, Ground Floor, Windsor House, Queensgate, Waltham Cross is sold subject to an Agreement for Underlease dated 19th March, 1999 and made between Glynwed Property Management Limited (1) and Halcrow Group Limited
(2).



SIGNED by         /s/ D. J. SOLOMON
for and on behalf of
GLYNWED PROPERTY MANAGEMENT
LIMITED




SIGNED by         /s/ D. J. SOLOMON
for and on behalf of
GLYNWED PROPERTIES LIMITED





SIGNED by        /s/ D. J. SOLOMON
for and on behalf of GLYNWED
INTERNATIONAL PLC





SIGNED by        /s/ MICHAEL SCHARF
for and on behalf of
NIAGARA LASALLE (UK) LIMITED





SIGNED by        /s/ MICHAEL SCHARF
for and on behalf of
NIAGARA CORPORATION